General RELEASE agreement

This General Release Agreement (this “Agreement”), dated as of April 6, 2012, is entered into by and among Eastern Resources, Inc., Inc., a Delaware corporation (“Seller”), Buzz Kill, Inc., a New York corporation (“Split-Off Subsidiary”), and each of the persons named on Exhibit A attached hereto (“Buyers”). In consideration of the mutual benefits to be derived from this Agreement, the covenants and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the execution and delivery hereof, the parties hereto hereby agree as follows:

1.          Split-Off Agreement. This Agreement is executed and delivered by Split-Off Subsidiary and Seller pursuant to the requirements of Sections 8.3 and 9.4, respectively, of that certain Split-Off Agreement (the “Split-Off Agreement”) by and among Seller, Split-Off Subsidiary and Buyers as a condition precedent to the closing (the “Closing”) of the Split-Off Agreement.

2.          Release and Waiver by Split-Off Subsidiary. For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, Split-Off Subsidiary, on behalf of itself and its assigns, representatives and agents, if any, hereby covenants not to sue and fully, finally and forever completely releases Seller, along with its present, future and former officers, directors, stockholders, members, employees, agents, attorneys and representatives (collectively, the “Seller Released Parties”), of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which Split-Off Subsidiary has or might claim to have against the Seller Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by Split-Off Subsidiary arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur on or prior to the date of the Closing.

3.          Release and Waiver by Buyers. For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, each of the Buyers on behalf of itself and its assigns, representatives and agents, if any, hereby covenants not to sue and fully, finally and forever completely releases the Seller Released Parties of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown which Buyer has or might claim to have against the Seller Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by Buyer arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur on or prior to the date of the Closing.

4.          Release and Waiver by Seller. For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, Seller, on behalf of itself and its assigns, representatives and agents, if any, hereby covenants not to sue and fully, finally and forever completely releases Split-Off Subsidiary and Buyers, along with their present, future and former officers, directors, stockholders, members, employees, agents, attorneys and representatives (collectively, the “Split-Off Subsidiary and Buyer Released Parties”), of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which Seller has or might claim to have against the Split-Off Subsidiary and Buyer Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by Seller arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur on or prior to the date of the Closing.

5.          Additional Covenants and Agreements.

(a)          Each of Split-Off Subsidiary and each Buyer, on the one hand, and Seller, on the other hand, waives and releases the other from any claims that this Agreement was procured by fraud or signed under duress or coercion so as to make this Agreement not binding.

(b)          Each of the parties hereto acknowledges and agrees that the releases set forth herein do not include any claims the other party hereto may have against such party for such party’s failure to comply with or breach of any provision in this Agreement or the Split-Off Agreement.

(c)          Notwithstanding anything contained herein to the contrary (including the Releases granted under Sections 3 and 4), this Agreement shall not release or waive, or in any manner affect or void, any party’s rights and obligations under the Split-Off Agreement (including without limitation, Section 12.1 of the Split-Off Agreement).

6.          Modification. This Agreement cannot be modified orally and can only be modified through a written document signed by both parties.

7.          Severability. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision that was determined to be void, illegal or unenforceable had not been contained herein.

8.          Expenses. The parties hereto agree that each party shall pay its respective costs, including attorneys’ fees, if any, associated with this Agreement.

9.          Further Acts and Assurances. Seller, Split-Off Subsidiary and Buyers agree that each of them will act in a manner supporting compliance, including compliance by their respective Affiliates, with all of their respective obligations under this Agreement and, from time to time, shall, at the request of Seller or Split-Off Subsidiary, as the case may be, and without further consideration, cause the execution and delivery of such other instruments of release or waiver and take such other action or execute such other documents as such party may reasonably request in order to confirm or effect the releases, waivers and covenants contained herein, and, in the case of any claims, actions, obligations, liabilities, demands and/or causes of action that cannot be effectively released or waived without the consent or approval of other persons or entities that is unobtainable, to use its best reasonable efforts to ensure that the Seller Released Parties or the Split-Off Subsidiary and Buyer Released Parties, as the case may be, receive the benefits thereof to the maximum extent permissible in accordance with applicable law or other applicable restrictions, and shall perform such other acts which may be reasonably necessary to effectuate the purposes of this Agreement. For the purposes of this Agreement, an “Affiliate” is a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another specified person or entity.

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10.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof.

11.         Entire Agreement. This Agreement and the Split-Off Agreement constitute the entire understanding and agreement of Seller, Split-Off Subsidiary and Buyers and supersedes prior understandings and agreements, if any, among or between Seller, Split-Off Subsidiary and Buyers with respect to the subject matter of this Agreement, other than as specifically referenced herein. This Agreement does not, however, operate to supersede or extinguish any confidentiality, non-solicitation, non-disclosure or non-competition obligations owed by Split-Off Subsidiary or Buyers to Seller under any prior agreement.

[Signature Page Follows]

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Signature Page to Buzz Kill, Inc. General Release Agreement

IN WITNESS WHEREOF, the undersigned have executed this General Release Agreement as of the day and year first above written.

EASTERN RESOURCES, INC.

By:	/s/ Thomas H. Hanna, Jr.
Name:	Thomas H. Hanna, Jr.
Title:	Chief Executive Officer

BUZZ KILL, INC.

By:	/s/ Thomas H. Hanna, Jr.
Name:	Thomas H. Hanna, Jr.
Title:	Chief Executive Officer

Signature Page to Buzz Kill, Inc. General Release Agreement

BUYER

Name of Buyer:

Signature:

If Buyer is an entity,
Name and Title of Signatory:

EXHIBIT A

Buyer

Christopher Goercke
Christopher W. Smollon
Claire Entahisle
Deborah O/Brien
Jill Rothstein
Joan Corbo
Joan Shorr Hundley
Estate of Lillian S. Hubbard
Mary Scott
Patrick McGowan
Peter L. Coker
Peter McClellan
Sandra Hundley
Steven Kampmann
Susan H. Coker
Thomas H. Hanna, Jr.
Todd R. Steiner

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